UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 16, 2009

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02.  Results of Operations and Financial Condition

On October 16, 2009, registrant issued a press release entitled “Halliburton Announces Third Quarter Earnings of $0.31 Per Share, Excluding Employee Separation Costs”

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES THIRD QUARTER EARNINGS
OF $0.31 PER SHARE, EXCLUDING EMPLOYEE SEPARTION COSTS
Reported net income of $0.29 per diluted share

HOUSTON, Texas – Halliburton (NYSE:HAL) announced today that net income for the third quarter of 2009 was $281 million, or $0.31 per diluted share, excluding employee separation costs of $19 million, after tax, or $0.02 per diluted share.  Consolidated revenue in the third quarter of 2009 was $3.6 billion, compared to $3.5 billion in the second quarter of 2009.  Consolidated operating income was $474 million in the third quarter of 2009 compared to $476 million in the second quarter of 2009.  Excluding the impact of employee separation costs, third quarter consolidated operating income was $502 million, an improvement of 2%.  Employee separation costs negatively impacted operating income by $28 million in the third quarter and by $17 million during the second quarter of 2009.

Reported net income for the third quarter of 2009 was $262 million, or $0.29 per diluted share.  This compares to net income for the third quarter of 2008 of $672 million, or $0.74 per diluted share.  The third quarter of 2009 results were negatively impacted by continued pricing pressures in North America.  The third quarter of 2008 results included a WellDynamics acquisition-related charge of $15 million, after tax and noncontrolling interest.  In addition, hurricanes in the Gulf of Mexico negatively impacted third quarter of 2008 net income by approximately $33 million, after tax.

“While I am pleased with our results, overall market dynamics remained difficult in North America in the third quarter.  However, Halliburton continued to benefit from its balanced global portfolio and broad offering of services.  Total revenue increased 3% from the second quarter, representing our first sequential revenue increase since the fourth quarter of 2008,” said Dave Lesar, chairman, president and chief executive officer.

“International revenue increased 3% from the second quarter despite a modest decline in international activity.  Operating margins outside North America increased to 22%, excluding the employee separation costs.  Oil and gas operators have, in general, been reluctant to increase spending until market fundamentals improve and are supported by sustainable increases in hydrocarbon demand.  Although I am more confident in our view of the international markets than I was last quarter, project deferrals together with pricing pressure, driven by our customers’ desire to reduce input costs, cause us to continue to expect a softer near-term margin outlook for international markets.

Halliburton/Page 2

“North America revenue improved 2% from the second quarter. Canadian activity saw seasonal recovery in the third quarter, while the US rig count experienced a 4% gain driven by an increase in oil-directed activity. Unconventional resources continue to play an increasing role in US land development.  Consistent with our strategy, we have successfully expanded our position in key basins, where our technology and expertise continued to differentiate our services.

“We believe that North America pricing has stabilized in most basins; however, competition remains fierce in North America particularly in areas that exhibited growing activity such as the Haynesville and Marcellus shale plays. We are seeing signs that margins are bottoming in the third quarter, but it is likely that fourth quarter margins will continue to be under pressure due to typical weather issues, winter stipulations in the Rockies, and customers who are likely to continue drilling but deferring completions until they see a more favorable pricing outlook.

“Given the current challenging environment, I believe we are in a strong position at this point. Our strong balance sheet and broad service portfolio give us the flexibility to continue building a robust global platform of industry-leading technologies and services that will increase our exposure to the highest value market opportunities.  We believe these investments will lead to a solid long-term position for the company and accelerate our growth as the global economy recovers,” concluded Lesar.

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Halliburton/Page 3

2009 Third Quarter Results

Completion and Production
Completion and Production (C&P) revenue in the third quarter of 2009 increased $69 million from the second quarter of 2009 due to higher demand across all product service lines.  Significant revenue growth was seen from increased vessel activity in the North Sea and Angola as well as higher completion tools activity in Norway, Saudi Arabia, China, and India.

Operating income in the third quarter of 2009 was $240 million compared to $243 million in the second quarter of 2009.  Excluding employee separation costs in both quarters, operating income was flat, as strong results in international regions were offset by the continued weakness in North America.  North America C&P operating income decreased primarily due to pricing declines for production enhancement services in the United States.  Latin America C&P operating income declined as a result of lower activity across all product lines in Venezuela and Argentina.  In addition, higher second quarter deliveries of completion tools in Mexico and Brazil also affected this segment’s results in the third quarter, which is typical of this product service line since it often experiences irregular delivery patterns from quarter to quarter. Europe/Africa/CIS C&P operating income increased due to higher demand for production enhancement services in the North Sea and Angola and intelligent well completion products and services in Norway.  Middle East/Asia C&P operating income increased due to higher demand for completion tools.

Drilling and Evaluation
Drilling and Evaluation (D&E) revenue in the third quarter of 2009 increased $25 million from the second quarter of 2009 due to higher demand for drilling fluids and software and asset solutions products and services.  The division experienced strong sequential revenue increases in Russia, Caspian, Brazil, and US Land.

Operating income in the third quarter of 2009 was $283 million compared to $284 million in the second quarter of 2009.  Excluding employee separation costs in both quarters, operating income for the third quarter was up $7 million. North America D&E operating income showed moderate growth, as increased activity in US land and Canada was partially offset by weakness in the Gulf of Mexico.  Latin America D&E operating income remained flat as increased drilling activity in Mexico was offset by lower overall activity in Colombia and Ecuador.  Europe/Africa/CIS D&E operating income increased significantly as higher activity in Russia and the Caspian offset sequential declines in Africa.  Middle East/Asia D&E operating income decreased due to lower demand for drilling services throughout the region and lower direct sales in Asia.

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Halliburton/Page 4

Significant Recent Events and Achievements

•
Halliburton has been awarded a $190 million contract by Petrobras to provide drilling fluid, completion fluid and drilling waste management services in the offshore markets of Brazil.  The award includes service delivery in the shelf, deepwater and pre-salt areas of the Campos, Santos, and Espírito Santo basins.  Halliburton began performing services related to this five-year agreement in the third quarter of 2009.

•
Halliburton announced the renewal of its British Petroleum global software access and services agreement.  The three-year contract enables continued access to a broad suite of Landmark technology and petro-technical consulting services for the development, deployment, and ongoing global support of exploration and production technology and workflows.  Software access covered in the agreement includes applications for seismic processing, geophysical and geological interpretation, reservoir simulation, and drilling engineering.

•
Halliburton has been awarded a $140 million contract extension by Total to deliver fluid services in support of its deepwater drilling and completion activities offshore in Angola.  The contract calls for the provision of services on an average of three deepwater rigs for up to three years.

•
Halliburton has been awarded a contract by Shell to deliver fluid services on one deepwater rig and one tension leg platform in the Gulf of Mexico.  Work began in the third quarter of 2009 and includes the delivery of clay-free, high-performance fluid systems that are engineered to address deepwater challenges through improved control of downhole pressures and cold-temperature rheology.

•
Halliburton has been awarded a two-year contract, with multiple extension options, to provide drilling fluids and associated services to Talisman Energy Norge AS.  The $229 million contract, including options, began in the third quarter of 2009 and encompasses all Talisman-operated fields on the Norwegian Continental Shelf.

•
Halliburton announced the recent deployment of its new Hostile Sequential Formation Tester II (HSFT-II™) tool.  This latest formation evaluation tool allows operators to evaluate formations at increased pressures and temperatures, up to 30,000 pounds per square inch (psi) and 450°F, respectively, and in boreholes as small as four inches.  No other commercially available formation testing tool is rated for such operating conditions.  In June 2009, Halliburton evaluated Shell's Rashda A1 well in Libya with its industry-leading, high-pressure/high-temperature wireline logging suite and the newly introduced HSFT-II tool to acquire downhole formation pressures, at temperatures reaching 420°F, a first for Shell, and pressures of about 20,000 psi.

Halliburton/Page 5

•
Halliburton introduced new solutions designed to help operators address the challenges they face with unconventional gas reservoirs due to significant variances across plays, increasing reservoir complexity, and rapid production decline.  These included Halliburton's Stimulation for the Digital Asset™ workflow, which provides the capability to view real-time stimulation data in engineering, geological, and geophysical interpretation environments.  This workflow brings together leading solutions from Halliburton's fracturing, microseismic mapping, and software products and services.

•
Halliburton has developed a new extreme-temperature synthetic fracturing fluid comprising the first system that performs at temperatures above 450°F while providing the proppant transport capabilities critical for the successful fracturing of deeper, hotter formations.  This fluid system does not require a formation cool-down process, as did previous systems, which often contributes to poor initial well performance.  This new fluid system helps operators turn high-temperature discoveries into producing assets.

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Halliburton/Page 6

Founded in 1919, Halliburton is one of the world’s largest providers of products and services to the energy industry.   With more than 50,000 employees in approximately 70 countries, the company serves the upstream oil and gas industry throughout the lifecycle of the reservoir – from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production through the life of the field.  Visit the company’s Web site at www.halliburton.com.

NOTE:  The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws.  These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements.  These risks and uncertainties include, but are not limited to: changes in the demand for or price of oil and/or natural gas which has been significantly impacted by the worldwide financial and credit crisis; consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity, potential adverse proceedings by such agencies; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to radioactive sources, explosives, and chemicals; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; unsettled political conditions, war, and the effects of terrorism, foreign operations, and foreign exchange rates and controls; weather-related issues including the effects of hurricanes and tropical storms; changes in capital spending by customers; delays or failures by customers to make payments owed to us; execution of long-term, fixed-price contracts; impairment of oil and gas properties; structural changes in the oil and natural gas industry; maintaining a highly skilled workforce; availability of raw materials; and integration of acquired businesses and operations of joint ventures. Halliburton's Form 10-K for the year ended December 31, 2008, Form 10-Q for the period ended June 30, 2009, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton’s business, results of operations, and financial condition.  Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	September 30			June 30
	2009	2008		2009
Revenue: (a)
Completion and Production	$1,821	$2,579		$1,752
Drilling and Evaluation	1,767	2,274		1,742
Total revenue	$3,588	$4,853		$3,494
Operating income: (a)
Completion and Production	$240	$633		$243
Drilling and Evaluation	283	499		284
Corporate and other	(49)	(81	)(b)	(51)
Total operating income	474	1,051		476
Interest expense	(80)	(35)		(82)
Interest income	3	6		3
Other, net	(4)	(4	)(c)	(14)
Income from continuing operations before income taxes
and noncontrolling interest	393	1,018		383
Provision for income taxes	(124)	(343)		(117)
Income from continuing operations	269	675		266
Loss from discontinued operations, net	(3)	–		(1)
Net income	$266	$675		$265
Noncontrolling interest in net income of subsidiaries (d)	(4)	(3)		(3)
Net income attributable to company	$262	$672	(b)	$262
Amounts attributable to company shareholders:
Income from continuing operations	$265	$672		$263
Loss from discontinued operations, net	(3)	–		(1)
Net income attributable to company	$262	$672		$262
Basic income per share attributable to company
shareholders: (e)
Income from continuing operations	$0.29	$0.76		$0.29
Loss from discontinued operations, net	–	–		–
Net income per share	$0.29	$0.76		$0.29
Diluted income per share attributable to company
shareholders:
Income from continuing operations	$0.29	$0.74		$0.29
Loss from discontinued operations, net	–	–		–
Net income per share	$0.29	$0.74		$0.29
Basic weighted average common shares outstanding (e)	902	882		898
Diluted weighted average common shares outstanding (e)	904	908		900

(a)	Prior period segment information was reclassified to reflect the movement of certain operations from the Completion and Production segment to the Drilling and Evaluation segment.
(b)	The third quarter of 2008 results included a WellDynamics acquisition-related charge of $22 million, or $15 million after tax and noncontrolling interest.
(c)
On January 1, 2009, Halliburton adopted an update to accounting standards related to convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement).  This update clarifies that convertible debt instruments that may be settled in cash upon conversion, including partial cash settlement, should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods.  Upon adoption, the provisions were retroactively applied.  As a result, the $693 million loss to settle our convertible debt recorded in the third quarter of 2008 was reversed and recorded to additional paid-in capital.

(d)
On January 1, 2009, Halliburton adopted a new accounting standard, the provisions of which, among others, requires the recognition of noncontrolling interest (previously referred to as minority interest) as equity in the condensed consolidated balance sheets and a revised presentation of the condensed consolidated statements of operations.  All periods presented have been restated.

(e)
On January 1, 2009, Halliburton adopted an update to accounting standards related to accounting for instruments granted in share-based payment transactions as participating securities.  This update provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents, whether paid or unpaid, are participating securities and shall be included in the computation of both basic and diluted earnings per share.  Prior periods’ basic and diluted earnings per share were restated.  Upon adoption, basic income per share for the third quarter of 2008 decreased by $0.01 for continuing operations.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Nine Months Ended September 30
	2009	2008
Revenue: (a)
Completion and Production	$5,601	$7,058
Drilling and Evaluation	5,388	6,311
Total revenue	$10,989	$13,369
Operating income: (a)
Completion and Production	$846	$1,674
Drilling and Evaluation	871	1,412
Corporate and other	(151)	(239)
Total operating income	1,566	2,847
Interest expense	(215)	(119	)(b)
Interest income	8	35
Other, net	(23)	(7	)(b)
Income from continuing operations before income taxes
and noncontrolling interest	1,336	2,756
Provision for income taxes	(420)	(869)
Income from continuing operations	916	1,887
Loss from discontinued operations, net	(5)	(115	)(c)
Net income	$911	$1,772
Noncontrolling interest in net income of subsidiaries (d)	(9)	(16)
Net income attributable to company	$902	$1,756
Amounts attributable to company shareholders:
Income from continuing operations	$907	$1,871
Loss from discontinued operations, net	(5)	(115	)(c)
Net income attributable to company	$902	$1,756
Basic income per share attributable to company
shareholders: (e)
Income from continuing operations	$1.01	$2.13
Loss from discontinued operations, net	(0.01)	(0.13	)(c)
Net income per share	$1.00	$2.00
Diluted income per share attributable to company
shareholders: (e)
Income from continuing operations	$1.01	$2.05
Loss from discontinued operations, net	(0.01)	(0.13	)(c)
Net income per share	$1.00	$1.92
Basic weighted average common shares outstanding (e)	899	879
Diluted weighted average common shares outstanding (e)	901	913

(a)	Prior period segment information was reclassified to reflect the movement of certain operations from the Completion and Production segment to the Drilling and Evaluation segment.
(b)
On January 1, 2009, Halliburton adopted an update to accounting standards related to convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement).  This update clarifies that convertible debt instruments that may be settled in cash upon conversion, including partial cash settlement, should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods.  Upon adoption, the provisions were retroactively applied.  As a result, $7 million of additional non-cash interest expense was recorded in the nine months ended September 30, 2008 and the $693 million loss to settle our convertible debt recorded in the third quarter of 2008 was reversed and recorded to additional paid-in capital.

(c)
Loss from discontinued operations, net, in the nine months ended September 30, 2008 included additional charges totaling $117 million, net of tax, related to adjustments to the indemnities and guarantees provided to KBR, Inc. upon separation.

(d)
On January 1, 2009, Halliburton adopted a new accounting standard, the provisions of which, among others, requires the recognition of noncontrolling interest (previously referred to as minority interest) as equity in the condensed consolidated balance sheets and a revised presentation of the condensed consolidated statements of operations.  All periods presented have been restated.

(e)
On January 1, 2009, Halliburton adopted an update to accounting standards related to accounting for instruments granted in share-based payment transactions as participating securities.  This update provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents, whether paid or unpaid, are participating securities and shall be included in the computation of both basic and diluted earnings per share.  Prior periods’ basic and diluted earnings per share were restated.  Upon adoption, both basic and diluted income per share for the nine months ended September 30, 2008 decreased by $0.01 for continuing operations and net income.

See Footnote Table 3 for a list of significant items included in operating income.

HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	September 30,	December 31,
	2009	2008
Assets
Current assets:
Cash and equivalents	$1,675	$1,124
Receivables, net	3,098	3,795
Inventories, net	1,716	1,828
Investments in marketable securities	1,515	–
Other current assets	695	664
Total current assets	8,699	7,411

Property, plant, and equipment, net	5,564	4,782
Goodwill	1,093	1,072
Other assets	981	1,120
Total assets	$16,337	$14,385

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$800	$898
Accrued employee compensation and benefits	487	643
Other current liabilities	897	1,240
Total current liabilities	2,184	2,781

Long-term debt	4,573	2,586
Other liabilities	1,004	1,274
Total liabilities	7,761	6,641

Company’s shareholders’ equity	8,549	7,725
Noncontrolling interest in consolidated subsidiaries (a)	27	19
Total shareholders’ equity	8,576	7,744
Total liabilities and shareholders’ equity	$16,337	$14,385

(a)
On January 1, 2009, Halliburton adopted a new accounting standard, the provisions of which, among others, requires the recognition of noncontrolling interest (previously referred to as minority interest) as equity in the condensed consolidated balance sheets and a revised presentation of the condensed consolidated statements of operations.  All periods presented have been restated.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Nine Months Ended
	September 30
	2009	2008
Cash flows from operating activities:
Net income	$911	$1,772 (a)
Adjustments to reconcile net income to net cash from operations:
Depreciation, depletion, and amortization	677	535
Payments of Department of Justice and Securities and Exchange Commission
settlement and indemnity	(369)	–
Other	411	(660)
Total cash flows from operating activities	1,630	1,647

Cash flows from investing activities:
Sales (purchases) of investments in marketable securities	(1,518)	388
Capital expenditures	(1,390)	(1,305)
Acquisitions of assets, net of cash acquired	(37)	(408)
Other	93	96
Total cash flows from investing activities	(2,852)	(1,229)

Cash flows from financing activities:
Proceeds from long-term borrowings, net of offering costs	1,975	1,189
Payments on long-term borrowings	(30)	(1,896)
Payments to reacquire common stock	(12)	(504)
Other	(143)	(74)
Total cash flows from financing activities	1,790	(1,285)

Effect of exchange rate changes on cash	(17)	(7)
Increase in cash and equivalents	551	(874)
Cash and equivalents at beginning of period	1,124	1,847
Cash and equivalents at end of period	$1,675	$973

(a)
On January 1, 2009, Halliburton adopted an update to accounting standards related to accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement).  This update clarifies that convertible debt instruments that may be settled in cash upon conversion, including partial cash settlement, should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods.  Upon adoption, the provisions were retroactively applied.  As a result, $7 million of additional non-cash interest expense was recorded in the nine months ended September 30, 2008 and the $693 million loss to settle our convertible debt recorded in the third quarter of 2008 was reversed and recorded to additional paid-in capital.

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HALLIBURTON COMPANY
Revenue and As Reported Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	September 30		June 30
Revenue by geographic region:	2009	2008	2009
Completion and Production:
North America	$ 807	$ 1,456	$ 795
Latin America	223	271	227
Europe/Africa/CIS	483	519	439
Middle East/Asia	308	333	291
Total	1,821	2,579	1,752
Drilling and Evaluation:
North America	478	790	464
Latin America	319	376	317
Europe/Africa/CIS	529	613	532
Middle East/Asia	441	495	429
Total	1,767	2,274	1,742
Total revenue by region:
North America	1,285	2,246	1,259
Latin America	542	647	544
Europe/Africa/CIS	1,012	1,132	971
Middle East/Asia	749	828	720

As reported operating income by geographic region
(excluding Corporate and other):
Completion and Production:
North America	$ 9	$ 404	$ 52
Latin America	45	59	53
Europe/Africa/CIS	107	93	69
Middle East/Asia	79	77	69
Total	240	633	243
Drilling and Evaluation:
North America	28	165	28
Latin America	52	75	53
Europe/Africa/CIS	94	112	86
Middle East/Asia	109	147	117
Total	283	499	284
Total operating income by region:
North America	37	569	80
Latin America	97	134	106
Europe/Africa/CIS	201	205	155
Middle East/Asia	188	224	186

Prior period segment information was reclassified to reflect the movement of certain operations from the Completion and Production segment to the Drilling and Evaluation segment.
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HALLIBURTON COMPANY
Revenue and As Reported Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Nine Months Ended September 30
Revenue by geographic region:	2009	2008
Completion and Production:
North America	$2,673	$3,885
Latin America	682	720
Europe/Africa/CIS	1,348	1,441
Middle East/Asia	898	1,012
Total	5,601	7,058
Drilling and Evaluation:
North America	1,554	2,213
Latin America	960	1,033
Europe/Africa/CIS	1,603	1,765
Middle East/Asia	1,271	1,300
Total	5,388	6,311
Total revenue by region:
North America	4,227	6,098
Latin America	1,642	1,753
Europe/Africa/CIS	2,951	3,206
Middle East/Asia	2,169	2,312

As reported operating income by geographic region
(excluding Corporate and other):
Completion and Production:
North America	$227	$1,042
Latin America	152	163
Europe/Africa/CIS	253	250
Middle East/Asia	214	219
Total	846	1,674
Drilling and Evaluation:
North America	120	524
Latin America	159	206
Europe/Africa/CIS	271	347
Middle East/Asia	321	335
Total	871	1,412
Total operating income by region:
North America	347	1,566
Latin America	311	369
Europe/Africa/CIS	524	597
Middle East/Asia	535	554

Prior period segment information was reclassified to reflect the movement of certain operations from the Completion and Production segment to the Drilling and Evaluation segment.

See Footnote Table 3 for a list of significant items included in operating income.
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FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Employee Separation Costs
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	September 30		June 30
Employee separation costs by geographic region:	2009	2008	2009
Completion and Production:
North America	$5	$–	$6
Latin America	3	–	3
Europe/Africa/CIS	3	–	1
Middle East/Asia	2	–	–
Total	13	–	10
Drilling and Evaluation:
North America	4	–	3
Latin America	4	–	3
Europe/Africa/CIS	5	–	–
Middle East/Asia	2	–	1
Total	15	–	7
Total employee separation costs by region:
North America	9	–	9
Latin America	7	–	6
Europe/Africa/CIS	8	–	1
Middle East/Asia	4	–	1
Total	28	–	17

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Adjusted Operating Income Excluding Employee Separation Costs
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
Adjusted operating income by geographic region:	September 30		June 30
(excluding Corporate and other): (a) (b)	2009	2008	2009
Completion and Production:
North America	$14	$404	$58
Latin America	48	59	56
Europe/Africa/CIS	110	93	70
Middle East/Asia	81	77	69
Total	253	633	253
Drilling and Evaluation:
North America	32	165	31
Latin America	56	75	56
Europe/Africa/CIS	99	112	86
Middle East/Asia	111	147	118
Total	298	499	291
Total operating income by region:
North America	46	569	89
Latin America	104	134	112
Europe/Africa/CIS	209	205	156
Middle East/Asia	192	224	187

(a)
Management believes that operating income adjusted for employee separation costs is useful to investors to assess and understand segment and region operating performance, especially when comparing current results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company’s normal operating results.  Management analyzes operating income without the impact of employee separation costs as an indicator of ongoing segment and region operating performance, to identify underlying trends in the business, and to establish segment and region operational goals.  The adjustment removes the effect of the expense.

(b)	Adjusted operating income for each segment and region is calculated as: “As reported operating income” plus “Employee separation costs.”

FOOTNOTE TABLE 3

HALLIBURTON COMPANY
Items Included in Operating Income
(Millions of dollars except per share data)
(Unaudited)

	Nine Months Ended		Nine Months Ended
	September 30, 2009		September 30, 2008
	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share
Completion and Production:
North America
Gain on sale of investments	$–	$–	$35	$0.02
Employee separation costs	(19)	(0.02)	–	–
Latin America
Employee separation costs	(7)	–	–	–
Europe/Africa/CIS
Employee separation costs	(5)	–	–	–
Middle East/Asia
Employee separation costs	(3)	–	–	–
Drilling and Evaluation:
North America
Gain on sale of investments	–	–	25	0.02
Employee separation costs	(13)	(0.01)	–	–
Latin America
Employee separation costs	(8)	(0.01)	–	–
Europe/Africa/CIS
Employee separation costs	(8)	(0.01)	–	–
Middle East/Asia
Impairment of oil and gas property	–	–	(23)	(0.02)
Employee separation costs	(5)	–	–	–
Corporate and other:
Patent settlement	–	–	(30)	(0.02)
Acquisition-related adjustment	–	–	(22)	(0.02)
Employee separation costs	(5)	–	–	–

FOOTNOTE TABLE 4

HALLIBURTON COMPANY
Reconciliation of As Reported Results to Adjusted Results
(Millions of dollars)
(Unaudited)

	Three Months Ended
	September 30, 2009	June 30, 2009

As reported consolidated operating income	$474	$476
Employee separation costs (a)	28	17
Adjusted consolidated operating income (a) (b)	$502	$493

(a)
Management believes that consolidated operating income adjusted for employee separation costs is useful to investors to assess and understand operating performance, especially when comparing current results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company’s normal operating results.  Management analyzes consolidated operating income without the impact of employee separation costs as an indicator of performance, to identify underlying trends in the business, and to establish operational goals.  The adjustment removes the effect of the expense.

(b)	Adjusted consolidated operating income is calculated as: “As reported consolidated operating income” plus “Employee separation costs.”
-more-

FOOTNOTE TABLE 5

HALLIBURTON COMPANY
Calculation of Non-North America Operating Margin Adjusted for Employee Separation Costs
(Millions of dollars)
(Unaudited)

	Three Months Ended
Non-North America	September 30, 2009	June 30, 2009

Revenue	$2,303	$2,235
As reported operating income	$486	$447
Employee separation costs (a)	19	8
Adjusted operating income (a)	$505	$455

As reported operating margin (b)	21%	20%
Adjusted operating margin (b)	22%	20%

(a)
Management believes that non-North America operating margin adjusted for employee separation costs is useful to investors to assess and understand operating performance, especially when comparing current results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company’s normal operating results.  Management analyzes operating margin without the impact of employee separation costs as an indicator of performance, to identify underlying trends in the international business, and to establish operational goals.  The adjustment removes the effect of the expense.

(b)	As reported operating margin is calculated as: “As reported operating income” divided by “Revenue.” Adjusted operating margin is calculated as: “Adjusted operating income” divided by “Revenue.”

FOOTNOTE TABLE 6

HALLIBURTON COMPANY
Reconciliation of As Reported Results to Adjusted Results
(Millions of dollars)
(Unaudited)

Three Months Ended
September 30, 2009

As reported net income attributable to company	$262
Employee separation costs, net of tax (a)	19
Adjusted net income attributable to company (a)	$281

As reported diluted weighted average common shares outstanding	904

As reported net income per share (b)	$0.29
Adjusted net income per share (b)	$0.31

(a)
Management believes that net income adjusted for employee separation costs is useful to investors to assess and understand operating performance, especially when comparing current results with previous periods or forecasting performance for future periods, primarily because management views the excluded item to be outside of the Company’s normal operating results.  Management analyzes net income without the impact of employee separation costs as an indicator of performance, to identify underlying trends in the business, and to establish operational goals.  The adjustment removes the effect of the expense.  Adjusted net income attributable to company is calculated as: “As reported net income attributable to company” plus “Employee separation costs, net of tax.”

(b)
As reported net income per share is calculated as: “As reported net income attributable to company” divided by “As reported diluted weighted average common shares outstanding.”   Adjusted net income per share is calculated as: “Adjusted net income attributable to company” divided by “As reported diluted weighted average common shares outstanding.”

-more-

FOOTNOTE TABLE 7

HALLIBURTON COMPANY
Calculation of Net Debt to Total Capitalization Ratio
(Millions of dollars)
(Unaudited)

September 30, 2009

Total debt (b)	$4,622
Less: Cash and equivalents	1,675
Less: Investments in marketable securities	1,515
Net debt (c)	$1,432

As reported total shareholders’ equity	$8,576
Total debt (b)	4,622
Total capitalization (d)	$13,198

Net debt to total capitalization ratio (a)	11%

(a)
Management believes that the net debt to total capitalization ratio is an important financial measure for use in evaluating the Company’s liquidity, which measures the amount of net debt compared to available capital.  Management believes that because cash and equivalents and investments in marketable securities can be used to repay indebtedness, net debt provides a clearer picture of the future demands on cash to repay debt by netting cash and equivalents and investments in marketable securities against debt.  The net debt to total capitalization ratio is calculated as: “Net debt” divided by “Total capitalization.”

(b)	Total debt includes short-term notes payable, current maturities of long-term debt, and long-term debt.
(c)	Net debt is calculated as: “Total debt” less “Cash and equivalents” less “Investments in marketable securities.”
(d)	Total capitalization is calculated as: “As reported total shareholders’ equity” plus “Total debt.”
###

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: October 20, 2009	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary